EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-120040 on Form S-3 and Registration Statement Nos. 333-116896, 333-116894, 333-118055, 333-58832, 333-58836, 333-58840 and 333-160665 on Form S-8 of our report dated March 29, 2010, relating to the consolidated financial statements and financial statement schedule of UTi Worldwide Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (included in FASB ASC Topic 810, Consolidation) and our report relating to the effectiveness of UTi Worldwide, Inc.’s internal control over financial reporting dated March 29, 2010 (which report expresses an unqualified opinion on internal control over financial reporting), appearing in this Annual Report on Form 10-K of UTi Worldwide Inc. for the year ended January 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 29, 2010